UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 8, 2008

Gaming Partners International Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-23588	88-0310433
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1700 Industrial Road, Las Vegas, Nevada		89102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(702) 384-2425

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 8.01. Other Events

On September 8, 2008, Holding Wilson, S.A. (“Holding Wilson”), the controlling stockholder of Gaming Partners International Corporation (the “Company”), established a pre-arranged stock purchase plan in accordance with the guidelines of Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policies regarding stock transactions. Holding Wilson is an entity owned and controlled by Elisabeth Carretté, the Company’s chairman of the board of directors. Under Holding Wilson’s Rule 10b5-1 plan, a broker-dealer is authorized to purchase on the open market up to 500,000 shares of the Company’s common stock at prevailing market prices and subject to maximum price thresholds specified in the plan. Purchases under Holding Wilson’s 10b5-1 plan may take place periodically between October 6, 2008 and no later than June 30, 2009, subject to earlier termination. Any purchases under Holding Wilson’s 10b5-1 plan will be disclosed publicly through appropriate filings with the Securities and Exchange Commission.

The Company does not undertake to report Rule 10b5-1 plans that may be adopted by any officers or directors in the future, or to report any modification to or termination of any publicly announced trading plan, except to the extent required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gaming Partners International Corporation
(Registrant)

Date: September 11, 2008
	By:	/s/ David W. Grimes
David W. Grimes
	Its:	Chief Financial Officer

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